NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

NUMBER

PLAN A
PROMOTIONS, INC.

SHARES

AUTHORIZED STOCK 50,000,000 COMMON SHARES
$.01 PAR VALUE

RESTRICTED SECURITIES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 72701W 10 0

This Certifies that

is the

registered holder of

Shares

PLAN A PROMOTIONS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed*

Dated:

PLAN A PROMOTIONS, INC. CORPORATE ★ Seal ★ UTAH ★

Sharlene Doolin
SECRETARY

Alyuna Anthony
PRESIDENT

COUNTERSIGNED AND REGISTERED

BY Rachel Salway

AUTHORIZED SIGNATURE

Transfer Agent and Registrar:
Standard Registrar & Transfer Co. Inc.
12528 South 1840 East
Draper, UT 84020